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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of PracticeWorks, Inc. on Form S-1 of our report dated November 9, 1999 on the financial statements of Integrated Dental Technologies, Inc. dba PracticeWorks as of July 31, 1999 and 1998 and for the years then ended, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in the Prospectus.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

January 16, 2001